                                                           Exhibit No. EX-99.p.6

--------------------------------------------------------------------------------
                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC
--------------------------------------------------------------------------------
                                 CODE OF ETHICS
--------------------------------------------------------------------------------

                   Adopted July 1, 2004, Amended May 16, 2005

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------
Things You Need to Know to Use This Code

Section I  (Applies to all personnel)
     A.   General Principles
     B.   Gifts to or from Brokers or Clients
     C.   Service on the Board or as an Officer of Another Company
     D.   Excessive trading or Market Timing

Section II (Applies to Access Persons and Investment Persons)

     A.   Reporting Requirements

          1.   Initial Holdings Reports
          2.   Quarterly Transaction Reports
          3.   Quarterly Brokerage Account Reports
          4.   Annual Holdings Reports
          5.   Duplicate Confirmation Statements

     B.   Transaction Restrictions

          1.   Restrictions applicable to Access Persons
               a.   Preclearance
               b.   Black-Out Periods
               c.   Initial Public Offerings and Private Placements
          2.   Restrictions applicable to Investment Persons
               a.   Prohibition on Short-Term Trading
               b.   Prohibition on Front-Running
          3.   Exemptions
               a.   Preclearance
               b.   Complete Exemptions
               c.   Open-end Mutual Funds
               d.   Large Cap Stock Exemption

     C.   Compliance Administration and Review

          1.   Notification
          2.   Compliance Review
          3.   Violation Review
          4.   Code Distribution
          5.   Recordkeeping Requirements

Section III
         Definitions

               |X|  Access Person                 |X|  Federal Securities Laws
               |X|  Automatic Investment Plan     |X|  Initial Public Offering
               |X|  Beneficial Ownership          |X|  Investment Person
               |X|  Code Officer                  |X|  Limited Offering
               |X|  Covered Security              |X|  Primary Identifier
               |X|  Family/Household              |X|  Reportable Funds

Form A - Initial Holdings Report
Form B - Quarterly Personal Transactions Report
Form C - Quarterly Personal Brokerage Account Report
Form D- Annual Certification of Compliance and Inventory Report
Form E- Preclearance Transaction Form

     This is the Code of Ethics (the  "Code") of  Westfield  Capital  Management
Company, LLC ("WCM").

Things You Need to Know to Use This Code

     1.   Terms in boldface type have special  meanings as used in this Code. To understand the Code, you need to read the  definitions of these terms.
          The definitions are at the end of the Code in Section III.

     2.   To  understand  what parts of this Code apply to you, you need to know whether you are an Access Person or an Investment  Person. You will be notified by a Code Officer of your status.  These terms are defined in
          Section III of this Code.

     3.   This Code has three sections:

               1.   Section I-- Applies to All Personnel
               2.   Section  II--  Applies  to  Access  Persons  and  Investment
                    Persons
               3.   Section III-- Definitions

     4.   There are also four  Reporting  Forms that Access Persons have to fill out under this Code.  You can also get copies of the  Reporting  Forms from a Code Officer.

     5.   If you are an  Investment  Person,  you are  automatically  an  Access
          Person too, so you must comply with both the Access Person  provisions and the Investment Person provisions.

     6.   Non-interested  WCM Board  members (who are not  employees of WCM) are not  considered  Access  Persons unless they have access to non-public information  about client  transactions,  portfolio  holdings or WCM's investment  recommendations.  Such access requires pre-approval from a
          Code  Officer.   Should  any  non-interested   Board  Member,   obtain
          non-public   information,   portfolio  holdings  or  WCM's  investment
          recommendations in the normal course of business, they will be subject to the reporting requirements in Section II.A of this Code.

     7.   A Code  Officer  has the  authority  to grant  written  waivers of the provisions of this Code in appropriate instances. However:

               i.   WCM  expects  that  waivers  will  be  granted  only in rare instances, and documented on file; and

               ii.  Some  provisions  of the Code that are  mandated by SEC rule cannot be waived.

     8.   This Code shall be governed by Rule 17j-1 under the Investment Company
          Act and Rule 204A-1  under the  Investment  Adviser  Acts of 1940,  as amended.
                                      * * *

SECTION I

A.   General  Principles  -  The  following  general  principles  apply  to  all personnel, including all Board Members.

     1.   WCM is a  fiduciary  for  its  investment  advisory  and  sub-advisory clients.  Because  of this  fiduciary  relationship,  it is  generally improper for WCM or its personnel to use for their own benefit (or the benefit  of anyone  other than the  client)  information  about  WCM's trading or recommendations for client accounts; or

     2.   Take  advantage of investment  opportunities  that would  otherwise be available for WCM's clients.

     3.   As a matter of business policy, WCM wants to avoid the appearance that
          WCM,  its  personnel  or others  receive  any  improper  benefit  from
          information   about   client   trading  or   accounts,   or  from  our
          relationships with our clients or with the brokerage community.

     4.   WCM expects all  personnel to comply with the spirit of the Code,  the specific  rules  contained  in the  Code  and all  applicable  Federal
          Securities Laws as defined in Section III of this Code.

     5.   WCM treats violations of this Code (including violations of the spirit of the Code) very  seriously.  If you violate either the letter or the spirit of this Code,  WCM might impose  penalties  or fines,  cut your compensation,  demote you,  require  disgorgement of trading gains, or suspend or terminate your employment.

     6.   Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports, or by making  inaccurate or misleading  reports or statements  concerning trading activity or securities accounts. Your conduct can violate this
          Code, even if no clients are harmed by your conduct.

     7.   The Code  requires  that if at any time you become aware that you, any members of your Family/Household or any other Access Person, including supervised  persons,  have  violated  the Code,  it is your  fiduciary obligation to report such violation(s) to the Chief Compliance Officer immediately.

     8.   If you have any doubt or uncertainty  about what this Code requires or permits, you should ask a Code Officer.

B.   Gifts  to or from  Brokers  or  Clients  - This  applies  to all  personnel
     (including all Board Members)

     1.   No personnel may accept or receive on their own behalf or on behalf of
          WCM any gift or other accommodations from a vendor, broker, securities salesman,  client or  prospective  client (a "business  contact") that might  create a conflict of interest or interfere  with the  impartial discharge of such personnel's  responsibilities  to WCM or its clients or place the recipient or WCM in a difficult or embarrassing position.
          This   prohibition   applies  equally  to  gifts  to  members  of  the
          Family/Household of firm personnel.

     2.   No personnel may give on their own behalf or on behalf of WCM any gift or other  accommodation to a business contact that may be construed as an improper attempt to influence the recipient.

     3.   In no event should  gifts to or from any one  business  contact have a value that exceeds $100.

     4.   These   policies  are  not  intended  to  prohibit   normal   business
          entertainment.

C.   Service on the Board or as an Officer of Another  Company  -This applies to all personnel (including all Board Members)

     1.   To  avoid  conflicts  of  interest,   inside   information  and  other
          compliance and business  issues,  WCM prohibits all its employees from serving  as  officers  or  members  of the board of any other  entity, except with the advance  written  approval  of WCM.  Approval  must be obtained through a Code Officer, and may require  consideration by the board of WCM. A Code Officer can deny approval for any reason.

     2.   This pre-approval  requirement does not apply to service as an officer or board member of any parent or  subsidiary of WCM, nor does it apply to members of WCM's board who are not employees of WCM, although Board
          Members  who are not  employees  are  required  to  inform  WCM of all positions held by them on boards or as officers of other companies.

D.   Excessive  trading  or  Market  Timing  - This  Applies  to  All  Personnel
     (including All Board Members)

     Personnel  should  not  engage  in  excessive   trading  or  market  timing
activities with respect to any WCM Sub-Advised  Fund (the "Fund").  When placing trades in any WCM Sub-Advised Fund,  whether the trade is placed directly in the
Access Person's direct personal account,  401(k) account,  deferred compensation account,  account held with an intermediary or any other account,  all personnel must comply with the rules set forth in the Fund's  prospectus and SAI regarding the frequency of trades.

Section II

A.   Reporting  Requirements  applicable  to all Access  Persons and  Investment
     Persons

     The following reporting requirements apply to all Access Persons (including all Investment  Persons).  One of the most  complicated  parts of complying with this Code is  understanding  what holdings,  transactions  and accounts you must report and what  accounts  are  subject to trading  restrictions.  For  example, accounts of certain  members of your family and  household  are covered,  as are certain  categories of trust  accounts,  certain  investment  pools in which you might participate,  and certain accounts that others may be managing for you. To be sure you understand what holdings,  transactions and accounts are covered, it is essential that you carefully review the "Definitions"  section,  Section III, at the end of this Code.

     You must file the reports  described  below,  even if you have no holdings, transactions or accounts to list in the reports.

     1.   Initial  Holdings  Reports.  No later than 10 days after you become an
          Access Person (which  information must be current as of a date no more than 45 days prior to the date of becoming an Access Person), you must file with a Code Officer an Initial  Holdings Report on Form A (copies of all reporting  forms are available from a Code Officer).  Personnel who are  Access  Persons on the date this Code goes into  effect  must file an Initial Holdings Report on Form A with a Code Officer.

          Form A requires  you to list all  Covered  Securities  in which you or members of your Family/Household  have Beneficial  Ownership.  It also requires  you to  list  all  brokers,  dealers  and  banks  where  you maintained  an  account  in which any  securities  (not  just  Covered
          Securities)  were held for the direct or indirect  benefit of you or a member  of your  Family/Household  on the date you  became  an  Access
          Person.  The list should  include the  following  information:

          a.   The title, Primary Identifier (cusip or ticker), number of shares and principal amount of each Covered Security in which the Access
               Person had any direct or indirect  Beneficial  Ownership when the person became an Access Person;

          b.   The name of any  broker,  dealer  or bank  with  whom the  Access
               Person  maintained an account in which any  securities  were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

          c. The date that the report is submitted by the Access Person.

          Form A also requires you to confirm that you have read and  understand this Code,  that you understand  that it applies to you and members of your  Family/Household  and that you understand that you are an Access
          Person and, if applicable, an Investment Person under the Code.

     2.   Quarterly  Transaction  Reports.  No later  than 10 days after the end each quarter,  you must file with a Code Officer a Quarterly  Personal
          Transactions Report on Form B.

          Form B requires you to list all and  acknowledge  transactions  during the most recent calendar quarter in Covered  Securities,  in which you or a member of your  Family/Household  had Beneficial  Ownership.  The list should include the following information:

          a.   The date of the transaction, the title, Primary Identifier (cusip or ticker),  the interest rate and maturity date (if applicable), the number of shares  and the  principal  amount of each  Covered
               Security involved;

          b.   The nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

          c.   The price of the Covered  Security at which the  transaction  was effected;

          d.   The name of the broker,  dealer or bank with or through which the transaction was effected; and

          e.   The date that the report is submitted by the Access Person.

     3.   Quarterly  Brokerage Account Reports.  No later than 10 days after the end each  quarter,  you must  file  with a Code  Officer  a  Quarterly
          Brokerage Accounts Report on Form C.

          Form C requires you to list all  brokers,  dealers and banks where you or a member of your  Family/Household  established an account in which any  securities  (not just  Covered  Securities)  were held during the quarter for the direct or indirect  benefit of you or a member of your
          Family/Household.  The list should include the following  information:

          a.   The name of the  broker,  dealer  or bank with  which the  Access
               Person established the account;

          b.   The date the account was established; and

          c.   The date that the report is submitted by the Access Person.

     4.   Annual  Holdings  Reports.  By January 31 of each year,  you must file with a Code  Officer  a  Certification  of  Compliance  and a  current
          Inventory of Holdings Report on Form D.

          Form D requires you to list all Covered  Securities  in which you or a member of your Family/Household had Beneficial Ownership as of January
          1 of that year. It also requires you to list all brokers,  dealers and banks  where you or a member of your  Family/Household  maintained  an account in which any  securities  (not just Covered  Securities)  were held for the  direct or  indirect  benefit  of you or a member of your
          Family/Household  on January 1 of that year.  The list should  include the following information:

          a.   The title, Primary Identifier (cusip or ticker), number of shares and principal amount of each Covered Security in which the Access
               Person had any direct or indirect beneficial ownership;

          b.   The name of any  broker,  dealer  or bank  with  whom the  Access
               Person  maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

          c.   The date that the report is submitted by the Access Person.

          Form D also requires you to reaffirm that you have read and understand this Code,  that you understand  that it applies to you and members of your  Family/Household  and that you understand that you are an Access
          Person and, if applicable, an Investment Person under the Code.

     5.   Duplicate  Confirmation  Statements.  If  you or any  member  of  your
          Family/Household  has a securities account with any broker,  dealer or bank,  you, or your  Family/Household  member must direct that broker,
          dealer   or  bank  to   send,   directly   to  WCM's   Code   Officer,
          contemporaneous  duplicate  copies  of  all  transaction  confirmation statements and all account statements  relating to that account.  This requirement  does  not  satisfy  the  quarterly  or  annual  reporting requirements as outlined above, per WCM's Compliance Department.

B.   Transactional Restrictions

     1.   Restrictions  applicable to Access Persons. The following  transaction restrictions  apply to all Access  Persons  (including  all Investment
          Persons).

          a.   Preclearance

               You and  members of your  Family/Household  are  prohibited  from engaging in any transaction in a Covered Security for any account in  which  you or a  member  of  your  Family/Household  has  any
               Beneficial  Ownership,  unless  you  obtain,  in  advance  of the transaction,  written  preclearance  for that  transaction from a
               Code Officer.  The written  preclearance form is attached to this
               Code as Form E.

               Once obtained, preclearance is valid only for the day on which it is granted.  A Code  Officer may revoke a  preclearance  any time after it is granted  and before you execute  the  transaction.  A
               Code Officer may deny or revoke preclearance for any reason.

          b.   Black-Out Periods

               An  Access  Person  should  not  place an  order to enter  into a personal transaction during any of the following times:

               (i)  When the Access Person knows, or has reason to believe, that the  Security  may in the near  future  be  recommended  for action or acted upon by the Company for any client  account;
                    or

               (ii) For a period of ten (10)  business days after a Security has been recommended for action by the Investment Committee.

          c.   Initial Public Offerings and Private Placements

               Neither you nor any member of your  Family/Household  may acquire
               Beneficial  Ownership in any Initial  Public  Offering or Limited
               Offering  in a  private  placement  transaction  except  with the specific,  advance  written  approval  of the Code  Officer  on a case-by-case basis, which a Code Officer may deny for any reason.
               A Code Officer will make a written  record of any  decision,  and
               the  reasons  supporting  the  decision,   to  approve  any  such
               transaction.

     2.   Restrictions   applicable   to  Investment   Persons.   The  following
          transaction restrictions apply to all Investment Persons.

          a.   Prohibition on Short-Term Trading

               Neither you nor any member of your Family/Household may realize a profit from any  transaction  involving the purchase and sale, or sale and purchase,  of the same Covered  Security (or any closely related security,  such as an option or a related  convertible or exchangeable security) within any period of 30 calendar days. For purposes  of  this  rule,  transactions  will  be  reviewed  on a first-in-first-out  basis. If any such transactions occur without approval,  WCM will require any profits from the  transactions to be disgorged for donation by WCM to charity.

          b.   Prohibition on Front-Running

               An   Investment    Person    (including   any   member   of   the
               Family/Household  of such Investment  Person) may not purchase or sell a Covered  Security  within a period  of seven (7)  calendar days before or after a client account managed by a WCM Investment
               Person (of similar product style) purchases or sells that Covered
               Security across a product, hedge fund or group of accounts.  This prohibition  excludes  trades  executed for dispersion  purposes.
               Please note that the total blackout period is 15 days (the day of the client trade, plus seven days before and seven days after).

               (i)  If any such  transactions  occur, WCM will generally require any  profits  from  the  transactions  to be  disgorged  for donation by WCM to charity.

               (ii) It  sometimes  happens  that  an  Investment  Person  who is
                    responsible  for  making   investment   recommendations   or
                    decisions for client  accounts (such as a portfolio  manager or analyst)  determines within the seven calendar days after
                    the   day  he  or   she   (or  a   member   of  his  or  her
                    Family/Household)  has  purchased or sold for his or her own account a Covered  Security that was not, to the  Investment
                    Person's knowledge, then under consideration for purchase by any client  account--that  it would be desirable  for client accounts as to which the  Investment  Person is  responsible
                    for  making  investment   recommendations  or  decisions  to
                    purchase  or sell the same  Covered  Security  (or a closely related security). In this situation,  the Investment Person
                    MUST put the clients' interests first, and promptly make the
                    investment   recommendation  or  decision  in  the  clients'
                    interest,   rather  than  delaying  the   recommendation  or
                    decision for clients  until after the seventh day  following the day of the transaction  for the Investment  Person's (or
                    Family/Household  member's)  own  account to avoid  conflict with the blackout  provisions of this Code.  WCM  recognizes that this situation may occur in entire good faith,  and may not require  disgorgement of profits in such instances if it appears that the  Investment  Person acted in good faith and in the best interests of WCM's clients.

     3.   Exemptions.

          a.   Preclearance. The preclearance requirements in Section II.B.1(a), do not apply to the following categories of transactions:

                    (i)  Transactions in Securities  issued or guaranteed by any
                         national   government   that   is  a   member   of  the
                         Organization for Economic  Cooperation and Development,
                         or any agency or authority thereof;

                    (ii) Transactions in derivatives  tied to the performance of a  broad-based  index,  and  transactions  in SPDRs and
                         shares of other UITs or  vehicles  the  performance  of
                         which is designed to track closely the performance of a
                         broad-based index;

                    (iii)Transactions  in  futures  and  options   contracts  on
                         interest rate instruments or broad-based  indexes,  and
                         options on such contracts;

                    (iv) Transactions  that occur by  operation  of law or under any other  circumstance  in which  neither  the  Access
                         Person  nor any  member of his or her  Family/Household
                         exercises  any  discretion  to buy  or  sell  or  makes
                         recommendations   to  a  person  who   exercises   such
                         discretion;

                    (v)  Transactions in other  Securities  determined by a Code
                         Officer  to  present  a  similarly  low  potential  for
                         impropriety or the appearance of impropriety; and

                    (vi) Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of Covered  Securities
                         held by the Access Person (or Family/Household  member)
                         and received by the Access Person (or  Family/Household
                         member) from the issuer.

          b.   Complete  Exemption.  The reporting  requirements in Section II.A and the  prohibitions and restrictions in Section II.B, the shall not apply to:

                    (i)  Any  transaction in an instrument  that is not included in the definition of "Covered Security".

                    (ii) Transactions  effected  for  any  account  which  is  a personal  account  solely  because  it is  directly  or
                         indirectly   influenced  or  controlled  by  an  Access
                         Person's  immediate  family  member  sharing  the  same
                         household, so long as neither the Access Person nor the
                         family   member  has  any   Beneficial   Ownership   of
                         Securities  in the  Account  and so long as the  Access
                         Person agrees in writing not to discuss with the family
                         member any specific  investment  ideas or  transactions
                         arising in the course of the Access Person's employment
                         with the Company.

                    (iii)Purchases   of  Covered   Securities   pursuant  to  an
                         Automatic   Investment   Plan,   including  a  dividend
                         reinvestment plan or BPFH employee stock purchase plan.

                    (iv) Shares  issued  by  unit  investment  trusts  that  are invested  exclusively  in one or more  open-end  funds,
                         none of which are reportable funds.

                    (v)  Transactions   effected  for  any  account  over  which
                         neither  the  Access  Person nor any  immediate  family
                         member  sharing  the same  household  has any direct or
                         indirect  influence  or control;  provided  that in the
                         case of an  account  exempted  because  it is under the
                         discretionary  management of another person  (including
                         an interest in an hedge fund or investment  partnership
                         or enterprise  but not including an interest in a trust
                         that  is not  revocable  by  the  Access  Person  or an
                         immediate  family member  sharing the same  household),
                         the Access  Person  must enter into a letter  agreement
                         with that  person at the later of the time the  account
                         is opened or the Access  Person joins the Company,  and
                         on an annual basis  thereafter,  and the Access  Person
                         must provide an annual  inventory of the  Securities in
                         such account.

          c.   Open-end  Mutual Funds  Exemption.  The  prohibitions  of Section
               II.B,  shall not apply but the reporting  requirements in Section
               II.A shall  continue to apply to  open-ended  mutual funds trades that are not WCM Sub-Advised Funds (Reportable Funds).

          d.   Large Cap Stock Exemption. The prohibitions of Section II.B.1 (b)
               and Section II.B.2 (a) shall not apply (but the  prohibitions  in
               Section   II.B.2   (b),   prohibition   on   Front-Running,   the
               pre-clearance requirements in Section II.B.1(a) and the reporting requirements  in Section II.A shall  continue to apply) to equity
               Securities with a market  capitalization of $3 billion or greater at the time of the pre-clearance request.

C.   Compliance Administration and Review

     1.   Notification.

          a.   A Code Officer  will notify all WCM  employees of their status as determined by definition of Access Person or Investment Person in
               Section  III of this  Code as  needed  but at least on an  annual basis.

     2.   Compliance Review.

          a.   A Code  Officer  will  review all  reports as required in Section
               II.A for compliance with all applicable  restrictions outlined in
               Section II.B, on a quarterly  basis.  A Code Officer shall report to WCM's Board of Directors  on a quarterly  basis the results of her review of such  reports,  and any  apparent  violation of the reporting requirements.

          b.   The Code Officers will review each other's personal transactions, quarterly and annual reports as required by this Code.

     3.   Violation Review.

          a.   The WCM Board of Directors shall consider  reports made to it and shall  determine  whether the policies  established  in this Code have  been  violated,  and  what  sanctions,  if any,  should  be imposed.  The Board shall review the  operations  of this Code at least  annually or as dictated  by changes in  applicable  law or regulation.

     4.   Code Distribution.

          a.   A  Code  Officer  will  distribute  this  Code,   along  with  an
               Acknowledgement of Receipt of such Code, to all Access Persons at least annually.  Any amendments made to this Code,  along with an
               Acknowledgement  of Receipt of such Amendment to the Code,  shall be  distributed  by a Code  Officer  to all Access  Persons  upon
               Amendment approval by WCM's Board of Directors.

     5.   Recordkeeping Requirements.

          a.   The Code  Officers  will  maintain  all  records  required  by or created  in the  spirit  of this  Code in the  manner  and to the extent set out in Section  17j-1(f) at their  principal  place of business,  and must make the following  records  available to the
               Commission:

               1.   A copy of each Code of Ethics  that is in effect,  or at any time within the past five years was in effect.  These copies will be maintained in an easily accessible place;

               2.   A record of any  violation  of the Code,  and of any  action taken as a result of the  violation.  Such  reports  will be maintained in an easily  accessible  place for at least five years  after  the  end of  the  fiscal  year  in  which  the violation occurred;

               3.   A copy of each report  made by an Access  Person as required by the Code.  Such reports will be  maintained  for at least five  years  after the end of the  fiscal  year in which the report is made or the  information  is  provided  with,  the first two years in an easily accessible place;

               4.   A record of all  persons,  currently or within the past five years,  who are or were  required to make  reports  under of this Section,  or who are or were  responsible for reviewing these reports.  Such reports will be maintained in an easily accessible place; and

               5.   A copy of WCM's Board of  Directors  Annual  Acknowledgement and  Certificate of Compliance  with Section  17j-1(c) which will be maintained  for at least five years after the end of the fiscal year in which it is made,  the first two years in an easily accessible place.

          b.   The Code  Officers  will ensure that all records of any decision,
               and  the  reasons   supporting  the  decision,   to  approve  the
               acquisition  by  Investment  Persons of  investments  in IPOs and
               Limited  Offerings are  maintained  for at least five years after the end of the fiscal year in which the approval is granted.

                                      * * *

Section III

A.   Definitions

     These following terms have special meanings in this Code:

          |X|  Access Person
          |X|  Automatic Investment Plan
          |X|  Beneficial Ownership
          |X|  Code Officer(s)
          |X|  Covered Security
          |X|  Family/Household
          |X|  Federal Securities Laws
          |X|  Initial Public Offering ("IPO")
          |X|  Limited Offering
          |X|  Investment Person
          |X|  Primary Identifier
          |X|  Reportable Fund(s)

     The  special  meanings  of these  terms as used in this Code are  explained below.  Some of these terms (such as "Beneficial  Ownership") are sometimes used in other  contexts,  not related to Codes of Ethics,  where they have  different meanings.  For example,  "Beneficial  Ownership" has a different meaning in this
Code than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers'  stockholdings,  or in determining  whether an investor has to file 13D or 13G reports with the SEC.

          IMPORTANT:  If you  have  any  doubt  or  question  about  whether  an investment,  account or person is covered by any of these definitions, ask a Code Officer.

Access Person includes:

          |X|  Any member of WCM's board who are  employees  of WCM or any Board
               Member who is not an employee  of WCM but who obtains  non-public information about client transactions, portfolio holdings, or WCM recommendations.

          |X|  Every officer of WCM; and

          |X|  Every  employee  of WCM  (or  of any  company  that  directly  or indirectly  has a 25% or greater  interest in WCM) who has access to nonpublic  information regarding any clients' purchase or sale of securities,  or nonpublic  information regarding the portfolio holdings  of any  reportable  fund,  or who is involved in making securities  recommendations to clients, or who has access to such recommendations that are nonpublic.

Automatic Investment Plan means:

          |X|  A program in which regular  periodic  purchases (or  withdrawals)
               are  made  automatically  in (or  from)  investment  accounts  in accordance  with a  predetermined  schedule  and  allocation.  An
               Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial ownership means:

          |X|  Any  opportunity,  directly or indirectly,  to profit or share in the profit from any  transaction in securities.  It also includes transactions over which you exercise investment discretion (other than  for a  client  of  WCM),  even if you  don't  share  in the profits.  Beneficial  Ownership  is a very  broad  concept.  Some examples of forms of Beneficial Ownership include:

                    |X|  Securities  held in a  person's  own name,  or that are
                         held for the person's benefit in nominee,  custodial or
                         "street name" accounts.

                    |X|  Securities  owned by or for a partnership  in which the
                         person is a general  partner  (whether the ownership is
                         under the name of that partner,  another partner or the
                         partnership or through a nominee,  custodial or "street
                         name" account).

                    |X|  Securities  that  are  being  managed  for  a  person's
                         benefit  on a  discretionary  basis  by  an  investment
                         adviser,  broker, bank, trust company or other manager,
                         unless the  securities  are held in a "blind  trust" or
                         similar   arrangement   under   which  the   person  is
                         prohibited  by  contract  from  communicating  with the
                         manager of the account  and the  manager is  prohibited
                         from disclosing to the person what investments are held
                         in  the  account.   (Just  putting  securities  into  a
                         discretionary account is not enough to remove them from
                         a  person's  Beneficial  Ownership.  This  is  because,
                         unless  the  account  is a  "blind  trust"  or  similar
                         arrangement,   the  owner  of  the  account  can  still
                         communicate  with the  manager  about the  account  and
                         potentially    influence   the   manager's   investment
                         decisions.)

                    |X|  Securities in a person's individual retirement account.

                    |X|  Securities in a person's account in a 401(k) or similar
                         retirement  plan, even if the person has chosen to give
                         someone else investment discretion over the account.

                    |X|  Securities  owned  by a trust of which  the  person  is
                         either a trustee or a beneficiary.

                    |X|  Securities owned by a corporation, partnership or other
                         entity that the person controls  (whether the ownership
                         is under the name of that person, under the name of the
                         entity or through a nominee, custodial or "street name"
                         account).

This is not a complete  list of the forms of  ownership  that  could  constitute
Beneficial Ownership for purposes of this Code. You should ask a Code Officer if you have any  questions  or doubts at all about  whether you or a member of your
Family/Household  would  be  considered  to  have  Beneficial  Ownership  in any particular situation.

Code Officer means

          |X|  Karen DiGravio,  Chief Compliance  Officer or Kathleen  Hallisey,
               Compliance   Officer.   These  individuals  are  to  perform  the
               functions of Code Officer.

Covered Security means

          |X|  Anything  that is  considered a "security"  under the  Investment
               Company Act of 1940, except:

               |X|  Direct obligations of the U.S. Government;

               |X|  Bankers'   acceptances,   bank   certificates   of  deposit,
                    commercial   paper   and  high   quality   short-term   debt
                    obligations, including repurchase agreements;

               |X|  Shares of open-end investment  companies that are registered under the  Investment  Company Act (mutual funds) other than
                    Reportable Funds;

               |X|  Shares  issued by unit  investment  trusts that are invested exclusively in one or more open-end funds, none of which are
                    Reportable Funds; and

               |X|  Shares issued by money market funds.

          This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

               |X|  Options on securities, on indexes and on currencies;

               |X|  Investments in all kinds of limited partnerships;

               |X|  Investments in foreign unit trusts and foreign mutual funds;
                    and

               |X|  Investments  in private  investment  funds,  hedge funds and investment clubs.

Family/Household members include:

          |X|  Your spouse or domestic  partner  (unless they do not live in the same  household  as you and you do not  contribute  in any way to their support);

          |X|  Your children under the age of 18;

          |X|  Your children who are 18 or older (unless they do not live in the same  household  as you and you do not  contribute  in any way to their support); and

          |X|  Any  of  these   people   who  live  in  your   household:   your
               stepchildren,  grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law,
               brothers-in-law    and    sisters-in-law,    including   adoptive
               relationships.

     There are a number of reasons  why this Code covers  transactions  in which members of your Family/Household have Beneficial Ownership.  First, the SEC regards  any  benefit  to a person  that you help  support  financially  as indirectly  benefiting  you,  because it could  reduce the amount  that you might otherwise  contribute to that person's  support.  Second,  members of your household could, in some circumstances, learn of information regarding
     WCM's  trading  or  recommendations  for client  accounts,  and must not be allowed to benefit from that information.

Federal Securities Laws include:

          |X|  The Securities Act of 1933, the Securities  Exchange Act of 1934,
               the  Sarbanes-Oxley  Act of 2002, the  Investment  Company Act of
               1940,  the  Investment  Advisers  Act  of  1940,  Title  V of the
               Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these  statutes,  the Bank  Secrecy  Act as it  applies to funds and investment  advisers,  and any rules adopted thereunder by the Commission or the Department of the Treasury.

Investment Person means:

          |X|  Any  employee  of  WCM  (or  of  any  company  that  directly  or indirectly  has a  25%  or  greater  interest  in  WCM)  who,  in connection  with his or her regular  functions or duties,  makes, participates in or obtains information  regarding the purchase or sale of any securities  (even if they're not Covered  Securities)
               for any client account,  or whose functions  relate to the making of any  recommendations  with respect to purchases and sales; and
               any  natural  person  who  directly  or  indirectly  has a 25% or greater  interest  in  WCM  and  obtains  information  concerning recommendations  made to any client of WCM regarding the purchase
               or  sale  of  any   securities   (even  if  they're  not  Covered
               Securities) by the client.

Initial Public Offering means:

          |X|  An offering of securities  registered under the Securities Act of
               1933, the issuer of which,  immediately  before the registration, was not subject to the reporting  requirements  of sections 13 or
               15(d) of the Securities Exchange Act of 1934.

Limited Offering means:

          |X|  An offering that is exempt from registration pursuant to Sections
               4(2),  4(6) or pursuant to Rule 504, Rule 505, or Rule 506 of the
               Securities Act of 1933.

Primary Identifier means:

          |X|  Cusip or Ticker.

Reportable fund(s) means:

          |X|  Any fund  for  which  WCM  serves  as an  investment  adviser  or sub-adviser  as  defined in Section  2(a)(20)  of the  Investment
               Company Act of 1940; or

          |X|  Any  fund  whose  investment  adviser  or  principal  underwriter controls WCM, is  controlled  by WCM, or is under common  control with WCM.

                                      * * *

Form A
                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC

                             INITIAL HOLDINGS REPORT

                    For the Month Ending ___________, 20_____

Underlined  terms  have  the  meaning  assigned  to  them in  Westfield  Capital
Management Company, LLC Code dated May 16, 2005.

To Code Officer(s): Karen DiGravio and/or Kathleen Hallisey:

As an Access Person,  I am disclosing all current Covered  Securities in which I
(or members of my Family/Household)  have Beneficial Ownership.  I also list all current  brokers,  dealers  and banks  where I maintain  an account in which any securities  (not just Covered  Securities)  were held for the direct or indirect benefit of me or a member of my  Family/Household on the date I became an Access
Person. The information  attached hereto is current as of a date no more than 45 days prior to the date I became an Access Person as dated above.

Check Box 1 or 2, and box 3, as applicable.

1.   [ ] I certify that I have no Covered  Securities  holdings that require the specified reporting for the year ending __________, 20____.

2.   [ ] I certify that the  attached  list  details all Covered  Securities  in which I or members of my Family/Household have Beneficial Ownership. I also certify  that all  brokers,  dealers  and banks where I maintain an account with any securities  for the direct or indirect  benefit for me or a member of my  Family/Household  is listed as well. The list includes the following information:

          a.   The title, Primary Identifier (cusip or ticker), number of shares and principal amount of each Covered Security;
          b.   The name of any  broker,  dealer  or bank  account  in which  any securities were held; and
          c.   The date that the report is submitted.

3.   [ ] I certify that I have read and understand this Code and that it applies to me and to members of my Family/Household  and that I am an Access Person and if applicable, an Investment Person as defined by the Code.

                                                 _________________________
                                                 Signature

                                                 _________________________
                                                 Print Name

                                                 Dated: ___________________

Acknowledged:

______________________________
Code Officer

Form B

                       Transaction Certification Statement

EMPLOYEE        SAMPLE WCM EMPLOYEE

Date Range:     4/1/2005 -- 6/30/2005

        Transaction Type  Primary Identifier  Security Name, (If applicable)  Trade Date  Quantity  Price
                                              Interest Rate & Maturity Date

Account Number  123456789(SAMPLE EMPLOYEE'S BROKERAGE ACCOUNT)               Broker AMERICAN EXPRESS
        BUY               HASGX               HARBOR SMALL CAP                 05/01/2005   100.00   $27.50

Account Number  987654321(SAMPLE EMPLOYEE'S 401K)                            Broker FIDELITY
        SELL              AAPL                APPLE COMPUTER                   05/02/2005   400.00   $25.00

Account Number  789456123(MRS. SAMPLE EMPLOYEE (WIFE'S ACCOUNT))             Broker STATE STREET BANK
        BUY               HC                  HANOVER COMPRESSOR               05/03/2005  1000.00    $9.95

     PLEASE CHECK ONE!!!

     [ ] I certify  that all  covered  security*  transactions  which I,  and/or members  of  my  family/household*,  have  beneficial  ownership*  of,  are reported above OR attached hereto.

--------------------------------------------------------------------------------

     [ ] I certify that I,  including  members of my  family/household*  did not have any security transactions to report this quarter.

     *See Code of Ethics for definitions.  Please list or correct any missing or incorrect trades directly to this certification.

________________________________                ________________________
Signature                                       Date
(SAMPLE WCM EMPLOYEE)

FORM C

                    Brokerage Account Certification Statement

     As Of      05/03/2005

     Name:      SAMPLE WCM EMPLOYEE
                Account Number  Account Name            Broker          Initiated Date  Date Closed
                123456789       SAMPLE EMPLOYEE'S       AMERICAN        05/03/2005
                987654321       SAMPLE EMPLOYEE'S       FIDELITY        05/03/2005
                789456123       MRS. SAMPLE EMPLOYEE    STATE STREET    05/03/2005

     PLEASE CHECK ONE!!!

     [ ] I certify that all brokerage  accounts*  which I, and/or  members of my family/household*,  have  beneficial  control*  over, are reported above OR listed and attached hereto.

--------------------------------------------------------------------------------

     [ ] I certify that I, including members of my family/household* do not have any brokerage accounts* to report.

     *See Code of Ethics for definitions.  Please list or correct any missing or incorrect accounts directly to this certification.

________________________________                ________________________
Signature                                       Date
(SAMPLE WCM EMPLOYEE)

--------------------------------------------------------------------------------

Form D

-------------------------------------------------------------------------------

                      WESTFIELD CAPITAL MANAGEMENT CO., LLC

                           Certification Of Compliance
                               & Inventory Report

                                 (All Employees)

     Bolded  terms have the meaning  assigned to them in  Westfield's  Code,  as amended.

     As an Investment  Person or Access  Person,  I certify that I have read and understand  the  Code.  I further  certify  that I have  complied  with the requirements  of the Code and that I have disclosed or reported all Covered
     Securities holdings and/or transactions required to be reported by the Code as of January 1 of the current  year by  attaching a list as  requested  in
     Section II of the Code under the Annual Holding Reports  Section.  The list includes the following information:

     a.   The title, Primary Identifier (cusip or ticker),  number of shares and principal amount of each Covered Security;

     b.   The name of any broker, dealer or bank account in which any securities are held for the direct or indirect benefit of the Access Person; and

     c.   The date that the report is submitted by the Access Person.

     Print Name:
     Signature:
     Date:

--------------------------------------------------------------------------------

Form E

--------------------------------------------------------------------------------

                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC

--------------------------------------------------------------------------------
                           PRECLEARANCE OF SECURITIES
                                TRANSACTION FORM
--------------------------------------------------------------------------------

      PLEASE NOTE THAT THIS PRECLEARANCE IS VALID ONLY FOR DATE OF APPROVAL

(1)  Name of employee requesting authorization:        _________________________

(2)  If different from #1, name of the account where the trade will occur:
                                                       _________________________

(3)  Name of Brokerage Firm where the account is held: _________________________

(4)  Name of Security (and Ticker):                    _________________________

(5)  Price Per Share:                                  _________________________

(6)  Quantity:                                         _________________________

(7)  Market Cap:                                       _________________________

[__] Purchase [__] Sale [__] Market Order [__] Limit Order (Price :____)

(8)  Do you possess material nonpublic information regarding   ___  Yes  ___  No
     the security or the issuer of the security?(1)

(9)  To your  knowledge,  are the  securities or "equivalent securities" (i.e., securities issued by the same entity
     as the issuer of a security, and all related derivative
     instruments,  such as options and warrants) held by any
     investment  companies  or  other  accounts  managed  by
     Westfield   Capital   Management   Company,   LLC  (the
     "Company")

(10) Have you  bought or sold the  security
     within 30 days or less?                                   ___  Yes  ___  No

(11) If you are an  Analyst,  does  your  area  of  coverage extend to the  security  you are  seeking  preclearance
     for?                                                      ___  Yes  ___  No

(12) If you are a Portfolio  Manager,(,) has any account you manage purchased or sold these securities or equivalent
     securities  within the past seven  calendar  days or do
     you expect any such  account to  purchase or sell these
     securities  or  equivalent   securities   within  seven
     calendar days after your proposed purchase or sale?       ___  Yes  ___  No

I have read  Westfield's  Code,  Policy and  Procedures  Designed  to Detect and
Prevent Insider Trading within the prior 12 months and believe that the proposed trade fully  complies  with the  requirements  of each. I  acknowledge  that the authorization  granted  pursuant to this form is valid only on the date on which the authorization is granted.

Print Name                                           Employee Signature

Date Submitted                                       Authorized by:

                                                     Date Approved:

(1) Please note that  employees  generally  are not permitted to acquire or sell securities  when they  possess  material  nonpublic  information  regarding  the security or the issuers of the security.  Please consult with a Code Officer (as defined in the Company's  Code) if you are unsure  whether  certain  information constitutes material nonpublic information.